Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of May 12, 2016, is by and among DXP ENTERPRISES, INC., a Texas corporation ("US Borrower"), DXP CANADA ENTERPRISES LTD., a corporation organized under the laws of British Columbia, Canada ("Canadian Borrower" and together with US Borrower, the "Borrowers"), the lenders who are party to this Amendment (the "Consenting Lenders"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

PRELIMINARY STATEMENTS

WHEREAS, the Borrowers, the lenders party thereto (the "Lenders") and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of January 2, 2014 (as amended hereby and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as specifically set forth herein and, subject to the terms of this Amendment, the Administrative Agent and the Consenting Lenders have agreed to grant such request of the Borrowers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                Capitalized Terms.  Capitalized terms not otherwise defined in this Amendment (including without limitation in the introductory paragraph and the Preliminary Statements hereto) shall have the meanings as specified in the Credit Agreement.

Section 2.                Amendments to Credit Agreement.  Subject to and in accordance with the terms and conditions set forth herein the Administrative Agent and the Consenting Lenders hereto hereby agree as follows:

(a)                  Section 1.1 of the Credit Agreement is hereby amended by:

(i)            amending and restating the table found in the definition of "Applicable Rate" in its entirety to read as follows:

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	LIBOR Rate and CDOR Rate +	Base Rate and Canadian Base Rate +
I	Less than 1.50 to 1.00	0.20%	1.75%	0.75%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.25%	2.00%	1.00%

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	LIBOR Rate and CDOR Rate +	Base Rate and Canadian Base Rate +
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.30%	2.25%	1.25%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.35%	2.50%	1.50%
V	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	0.40%	2.75%	1.75%
VI	Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	0.45%	3.00%	2.00%
VII	Greater than or equal to 4.00 to 1.00	0.50%	3.25%	2.25%

(ii)           amending the definition of "Asset Coverage Ratio" by adding the following immediately after "as applicable,":

"and such other current information as may be reasonably available to Responsible Officers of the US Borrower and its Subsidiaries after due inquiry and diligence and the performance of reasonable investigations"

(iii)         amending the definition of "Canadian Prime Rate" to add the following sentence at the end thereof:

"Notwithstanding the foregoing, if Canadian Prime Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement."

(iv)         amending and restating the definition of "Canadian Swingline Sublimit" in its entirety to read as follows:

"Canadian Swingline Sublimit" means the lesser of (a) $5,000,000 and (b) the Swingline Commitment.

(v)          amending the definition of "CDOR Rate" to add the following sentence at the end thereof:

"Notwithstanding the foregoing, if CDOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement."

(vi)         amending and restating subsection (d) of the definition of "Defaulting Lender" its entirety to read as follows:

(d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action;

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(vii)       amending the definition of "Federal Funds Rate" to add the following sentence at the end thereof:

"Notwithstanding the foregoing, if Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement."

(viii)      amending and restating the definition of "L/C Commitment" in its entirety to read as follows:

"L/C Commitment" means the lesser of (a) $40,000,000 and (b) the Revolving Credit Commitment.

(ix)          amending the definition of "Prime Rate" to add the following sentence at the end thereof:

"Notwithstanding the foregoing, if Prime Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement."

(x)            amending the definition of "Revolving Credit Commitment" by adding the following sentence at the end thereof:

“As of the Third Amendment Effective Date, the aggregate Revolving Credit Commitment of all the Revolving Credit Lenders shall be $250,000,000.”

(xi)          amending and restating the definition of "Swingline Commitment" in its entirety to read as follows:

"Swingline Commitment" means the lesser of (a) $15,000,000 and (b) the Revolving Credit Commitment.

(xii)        adding the following defined terms in appropriate alphabetical order:

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

"Consolidated Cash Balance" means, at any time, the aggregate amount of cash, cash equivalents and investments in money market funds, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Credit Parties.

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"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

"Third Amendment Effective Date" means May 12, 2016.

"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)                 amending and restating Section 4.4(b)(iv) of the Credit Agreement in its entirety to read as follows:

(iv)            Notice; Manner of Payment.  Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through and including (iii) above, the US Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders.  Each prepayment of the Loans under this Section shall be applied as follows:  (A) first, to prepay the outstanding principal amount of the Revolving Credit Loans in accordance with the waterfall described in Section 2.4(b)(i), with a corresponding reduction in the Revolving Credit Commitment and (B) second, to the extent of any excess, ratably between the Initial Term Loans and any Incremental Term Loans (to reduce on a pro rata basis the remaining scheduled principal installments of the Term Loans and any Incremental Term Loans pursuant to Section 4.3 in direct order of maturity); provided, however, that in the case of the occurrence of an Equity Issuance or Asset Disposition triggering the prepayment requirement under clauses (ii) or (iii) above, respectively, the US Borrower may elect, in its sole reasonable discretion, to apply such prepayment first, as set forth in clause (B) above and second as set forth in clause (A) above.

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(c)                 amending Article VIII of the Credit Agreement by adding a new Section 7.22 to read in its entirety as follows:

Section 7.22.     EEA Financial Institutions.  None of the Credit Parties is an EEA Financial Institution.

(d)                 amending Section 8.1 of the Credit Agreement by adding subsections (d), (e) and (f) thereto to read in their entirety as follows:

(d)            Consolidated Monthly Budget.  On or before May 30, 2016, a detailed updated Consolidated monthly budget of the US Borrower and its Subsidiaries through April 30, 2017 (including a Consolidated balance sheet and related statements of projected operations as of the end of such Fiscal Year and setting forth the assumptions used for purposes of preparing such budget).

(e)            Thirteen-Week Cash Flow Forecast.  On or before May 30, 2016, a thirteen-week operating budget and cash flow forecast, which shall reflect the US Borrower’s good faith projection of all weekly cash receipts and disbursements in connection with the operation of the US Borrower’s and its Subsidiaries’ business during the thirteen-week period commencing June 1, 2016, including, but not limited to, collections, payroll, capital expenditures and other major cash outlays.

(f)            Updates to Cash Flow Forecast.  Following the delivery of the initial thirteen-week operating budget and cash flow forecast referenced in subsection (e) hereof, on (i) Friday of each week for the next succeeding four weeks and (ii) thereafter, within five Business Days following the last Business Day of each month through April 30, 2017, (x) an updated thirteen-week operating budget and cash flow forecast, which shall reflect the US Borrower’s good faith projection of all weekly cash receipts and disbursements in connection with the operation of the US Borrower’s and its Subsidiaries' business during the thirteen-week period commencing on such Friday (or, in the case of the monthly report, the first Business Day of the following month), including but not limited to, (A) collections, payroll, capital expenditures and other major cash outlays and (B) a summary of significant changes in such new thirteen-week operating budget and cash flow forecast from the prior operating budget and cash flow forecast most recently delivered and (y) a report of the US Borrower's and its Subsidiaries’ actual cash receipts and disbursements during the previous week (or, in the case of the monthly report, through and including the 15th day of such month), together with a comparison to the budgeted cash receipts and disbursements, as reflected in the most recent thirteen-week budget and cash flow forecast, and an explanation of any material variances.

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(e)                 amending Article VIII of the Credit Agreement by adding a new Section 8.16 to read in its entirety as follows:

Section 8.16.     Consolidated Cash Balances.  To the extent any Loans are outstanding as of the end of the last Business Day of each week, the Credit Parties will not permit the aggregate amount of Consolidated Cash Balances held by them and their Subsidiaries, as of such Business Day, to exceed $3,000,000 (calculated based on a thirty-day average balance); provided, however, that the Canadian Credit Parties may maintain Consolidated Cash Balances in Dollars or Canadian Dollars that are in excess of such amount with a Canadian Cash Management Bank.  If, as of the end of any such Business Day, any Loans are outstanding and the aggregate amount of Consolidated Cash Balances exceeds such amount, then on such Business Day, the Borrower shall, to the extent of such excess, prepay to the Administrative Agent for the ratable benefit of the Lenders the outstanding principal amount of the Loans.  Notwithstanding anything to the contrary contained in Section 12.2 of this Agreement or otherwise, such prepayment may be waived, extended or amended with the consent of the Required Lenders and the Borrowers. To effectuate the payment required hereunder, the Credit Parties hereby irrevocably authorize any Lender, in its capacity as a depository bank, to, upon written notice from the Administrative Agent, initiate debit entries to any and all accounts held by any Credit Party or any Subsidiary thereof with such bank and to debit the amount set forth in such written notice (which, for the avoidance of doubt, shall be an amount not to exceed the lesser of (a) the outstanding principal amount of the Loans and (b) such excess amount) from such accounts. The foregoing authorizations to initiate debit entries shall remain in full force and effect until the Administrative Agent terminates such respective arrangement. The Credit Parties represent that such Credit Party or a Subsidiary thereof, or any one or more of them, is and will be the owner(s) of all funds in such accounts.  Each of the Administrative Agent and each Credit Party, for itself and its Subsidiaries, acknowledges that (x) such debit entries may cause an overdraft of such accounts which may result in such bank’s refusal to honor items drawn on such accounts until adequate deposits are made to such account, (y) such bank is under no duty or obligation to initiate any debit entry for any purpose and (z) if a debit is not made, the payment may be late or past due.

(f)                  amending and restating the table found in Section 9.12(a) of the Credit Agreement in its entirety to read as follows:

Period	Maximum Ratio
June 30, 2015 through December 31, 2015	4.25 to 1.00
January 1, 2016 through March 31, 2016	None
April 1, 2016 through September 30, 2016	4.25 to 1.00
October 1 through December 31, 2016	4.00 to 1.00
January 1, 2017 through June 30, 2017	3.75 to 1.00

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Period	Maximum Ratio
July 1, 2017 through December 31, 2017	3.50 to 1.00
January 1, 2018 and thereafter	3.25 to 1.00

(g)                 amending and restating the table found in Section 9.12(b) of the Credit Agreement its entirety to read as follows:

Period	Minimum Ratio
June 30, 2015 through December 31, 2015	1.15 to 1.00
January 1, 2016 through March 31, 2016	None
April 1, 2016 through December 31, 2016	1.15 to 1.00
March 31, 2017 and thereafter	1.25 to 1.00

(h)                 amending and restating Section 9.12(c) of the Credit Agreement in its entirety to read as follows:

"(c)            Asset Coverage Ratio.  Permit the Asset Coverage Ratio at any time to be less than the corresponding ratio set forth below:

Period	Minimum Ratio
March 31, 2016 through July 31, 2016	0.90 to 1.00
August 1, 2016 and thereafter	1.00 to 1.00

(i)                   amending Section 10.1(d) of the Credit Agreement by deleting the phrase "(other than Section 9.12(c))".

(j)                   amending Section 10.1 of the Credit Agreement by adding a new subsection (k) to read in its entirety as follows:

(k)            Financial Information.  Any Credit Party shall default in the performance or observance of any covenant or agreement contained in Sections 8.1(d), (e) or (f) and, in the case of subsection (f) only, such default shall continue for a period of seven days; provided, however, that such seven-day grace period shall be permitted only one time during any fiscal quarter.

(k)                  amending Article XII of the Credit Agreement by adding a new Section 12.23 to read in its entirety as follows:

Section 12.23           Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Page 7

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 3.                Conditions of Effectiveness.  The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)                  the Administrative Agent shall have received counterparts of this Amendment executed by each Borrower, each other Credit Party, the Administrative Agent and the Required Lenders;

(b)                 the representations and warranties of the Borrowers contained in Section 4 of the Credit Agreement shall be true and correct; and

(c)                  all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees, charges and disbursements of legal counsel for the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment) shall have been paid by the Borrowers.

Section 4.                Representations and Warranties of the Borrowers.  Each Borrower represents and warrants as follows:

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Page 8

(a)                  The execution, delivery and performance by such Borrower of its obligations in connection with this Amendment are within its corporate (or other organizational) powers, have been duly authorized by all necessary corporate (or other organizational) action and do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws or similar organizing or governing documents of such Borrower, (ii) contravene any Applicable Law which is applicable to such Borrower, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture or instrument or other material agreement to which such Borrower is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens granted in favor of the Administrative Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets, except, in the case of clauses (ii) and (iii) above, to the extent such contraventions, conflicts, breaches or defaults could not reasonably be expected to have a Material Adverse Effect.

(b)                Such Borrower has taken all necessary corporate (or other organizational) action to execute, deliver and perform this Amendment and has validly executed and delivered each of this Amendment.  This Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

(c)                 No material consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by such Borrower of this Amendment except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents.

(d)                 After giving effect to this Amendment, the representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date).

(e)                  No Default or Event of Default shall exist immediately prior to and after giving effect to this Amendment.

Section 5.               Reference to and Effect on the Loan Documents.  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment and this Amendment shall constitute a Loan Document.

(a)                  The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Loan Documents, in each case as amended or converted by this Amendment.

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Page 9

(b)                 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 6.                Reaffirmations.  Each Credit Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person, or release such Person from any obligations, under any of the Loan Documents to which it is a party, (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party and (c) agrees that each of the Loan Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed.

Section 7.               Execution in Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8.                Governing Law.  This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 9.                Entire Agreement.  This Amendment and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, each Swingline Lender and/or the Arranger, constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Page 10

Section 10.             RELEASE. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the "Released Parties" and individually a "Released Party") from any and all actions, claims, demands, causes of action, judgments, executions, suits, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the "Released Claims"), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the effective date of this Amendment and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement or any other Loan Document (collectively, the "Released Matters").  In entering into this Amendment, each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 10 shall survive the termination of this Amendment, the Credit Agreement and the other Credit Documents and payment in full of the Obligations.

Section 11.             No Oral Agreements. This Amendment, the Credit Agreement as amended by this Amendment, the Notes, and the other Credit Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Page 11

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DXP ENTERPRISES, INC.,		VERTEX CORPORATE HOLDINGS, INC.,
as US Borrower		as a US Subsidiary Guarantor

By:	/s/ Mac McConnell	By:	/s/ Mac McConnell
Name:	Mac McConnell	Name:	Mac McConnell
Title:	Senior Vice President, Chief Financial	Title:	Vice President, Secretary and Treasurer
Officer and Secretary

DXP CANADA ENTERPRISES LTD.,		VERTEX-PFI, INC.,
as Canadian Borrower		as a US Subsidiary Guarantor

By:	/s/ Mac McConnell	By:	/s/ Mac McConnell
Name:	Mac McConnell	Name:	Mac McConnell
Title:	Chief Financial Officer	Title:	Vice President and Secretary

DXP HOLDINGS, INC.,		PFI, LLC,
as a US Subsidiary Guarantor		as a US Subsidiary Guarantor

By:	/s/ Mac McConnell	By:	/s/ Mac McConnell
Name:	Mac McConnell	Name:	Mac McConnell
Title:	Vice President	Title:	Vice President and Secretary

PMI OPERATING COMPANY, LTD.,		B27 HOLDINGS CORP.,
as a US Subsidiary Guarantor		as Subsidiary Guarantor

By:	PUMP-PMI, LLC,	By:	/s/ Mac McConnell
as General Partner	Name:	Mac McConnell
	Title:	Vice President, Chief Financial Officer and Secretary
By:	/s/ Mac McConnell
Name:	Mac McConnell
Title:	Secretary and Treasurer

PMI INVESTMENT, LLC,		B27, LLC,
as a US Subsidiary Guarantor		as a US Subsidiary Guarantor

By:	/s/ Mac McConnell	By:	/s/ Mac McConnell
Name:	Mac McConnell	Name:	Mac McConnell
Title:	Secretary and Treasurer	Title:	Vice President and Chief Financial Officer

PUMP-PMI, LLC,		B27 RESOURCES, INC.,
as a US Subsidiary Guarantor		as a US Subsidiary Guarantor

By:	/s/ Mac McConnell	By:	/s/ Mac McConnell
Name:	Mac McConnell	Name:	Mac McConnell
Title:	Secretary and Treasurer	Title:	Vice President and Chief Financial Officer

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

BEST HOLDING, LLC,		WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Subsidiary Guarantor		as Administrative Agent, Issuing Lender, Swingline Lender, and Lender

By:	/s/ Mac McConnell	By:	/s/ Jennifer L. Norris
Name:	Mac McConnell	Name:	Jennifer L. Norris
Title:	Vice President and Chief Financial Officer	Title:	Senior Vice President

BEST EQUIPMENT SERVICE & SALES COMPANY, LLC,		BANK OF AMERICA, N.A.,
as Subsidiary Guarantor		as Lender

By:	/s/ Kent Yee	By:	/s/ Juan Trejo
Name:	Kent Yee	Name:	Juan Trejo
Title:	Secretary	Title:	Vice President

PUMPWORKS 610, LLC,		BANK OF AMERICA, N.A. (Canada Branch),
as Subsidiary Guarantor		as Lender

By:	/s/ Kent Yee	By:	/s/ Medina Sales de Andrade
Name:	Kent Yee	Name:	Medina Sales de Andrade
Title:	Secretary	Title:	Vice President

INTEGRATED FLOW SOLUTIONS, LLC,		BRANCH BANKING AND TRUST COMPANY,
as a US Subsidiary Guarantor		as Lender

By:	/s/ Kent Yee	By:	/s/ Mary McElwain
Name:	Kent Yee	Name:	Mary McElwain
Title:	Secretary	Title:	Senior Vice President

INDUSTRIAL PARAMEDIC SERVICES LTD.,		JPMORGAN CHASE BANK, N.A.,
as a Canadian Subsidiary Guarantor		as Lender

By:	/s/ Mac McConnell	By:	/s/ Laura Woodward
Name:	Mac McConnell	Name:	Laura Woodward
Title:	Director	Title:	Vice President

HSE INTEGRATED LTD.,
as a Canadian Subsidiary Guarantor	ACKNOWLEDGED BY:

By:	/s/ Mac McConnell	JPMORGAN CHASE BANK, N.A., TORONTO
Name: Mac McConnell		BRANCH,
Title: Senior Vice President		as its Applicable Designee

NATIONAL PROCESS EQUIPMENT INC.,	By:	/s/ Michael N. Tam
as a Canadian Subsidiary Guarantor	Name: Michael N. Tam
Title: Senior Vice President

By:	/s/ Mac McConnell
Name: Mac McConnell
Title: Chief Financial Officer

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

ROYAL BANK OF CANADA,
as Lender

By:	/s/ Jane Whetham
Name:	Jane Whetham
Title:	Director

ZB, N.A. dba Amegy Bank,
as Lender

By:	/s/ Jeremy A. Newsom
Name:	Jeremy A. Newsom
Title:	Executive Vice President

CADENCE BANK,
as Lender

By:	/s/ Bill Bobbora
Name:	Bill Bobbora
Title:	Senior Vice President

COMPASS BANK,
as Lender

By:	/s/ Collis Sanders
Name:	Collis Sanders
Title:	Executive Vice President

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page